UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934


Date of Report (Date of earliest event reported):  August 23, 1996


                                XATA Corporation
                 (Name of small business issuer in its charter)


         Minnesota                     0-27166                   41-1641815
(State of other jurisdiction   (Commission File Number)        (IRS Employer
    of incorporation)                                     Identification Number)


500 East Travelers Trail, Burnsville, MN                                55337
(Address of principal executive offices)                             (Zip Code)


Issuer's telephone number:      612-894-3680


(Former name, former address and former fiscal year, if changed since last report): N/A




                                TABLE OF CONTENTS


Item 2.     Acquisition or Disposition of Assets..............................1

Item 7.     Financial Statements and Exhibits.................................1

INDEX TO EXHIBITS.............................................................1

SIGNATURE.....................................................................2



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On August 23, 1996, XATA Corporation (the "Company") completed the acquisition of certain assets of a business division known as "Payne & Associates" from UCG Acquisition Corp. UCG Acquisition Corp. acquired the assets immediately prior to the closing of the purchase pursuant to a merger of Computer Petroleum Corporation ("CPC") into UCG Acquisition Corp.

         The purchase price for acquisition of the assets of Payne & Associates was paid in cash in the amount of $2,240,000 on the date of closing. In addition, the Company assumed a lease and various contracts as more fully specified in the Asset Purchase Agreement. The payment of the purchase price was not financed by any third party but was paid from available funds of the Company.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         The audited balance sheet of Payne & Associates as of January 31, 1996 and the related consolidated statements of operations, retained earnings and cash flows for the years ended January 31, 1996 and 1995, the interim financial statements for the 6 months ended July 31, 1996 and 1995, and pro forma financial information will be filed as soon as practicable under Form 8-K/A but not later than 60 days after the filing of this report.

EXHIBITS

         The following exhibits are filed herewith.

   Exhibit No.                        Description of Exhibit
   -----------                        ----------------------

                   Asset Purchase Agreement by and between XATA Corporation and
        2          UCG Acquisition Corp. dated August 8, 1996 (with schedules)



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 6, 1996.          XATA CORPORATION


                                    By    /s/ Robert M. Featherstone
                                        -----------------------------------
                                        Robert M. Featherstone, Chief
                                        Financial Officer (Principal accounting
                                        and financial officer)